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                                                                    EXHIBIT 10.1

                              XINHUA FINANCE MEDIA

                        SHARE OPTION AND SHARE GRANT PLAN

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                                TABLE OF CONTENTS

1.  DEFINITIONS............................................................    1
2.  EFFECTIVE DATE AND TERMINATION OF THE PLAN.............................    4
3.  ADMINISTRATION.........................................................    5
4.  ELIGIBILITY AND GRANT OF AWARDS: COMPENSATION COMMITTEE AUTHORITY......    6
5.  NUMBER OF COMMON SHARES SUBJECT TO AWARDS..............................    6
6.  OPTION PRICE...........................................................    8
7.  PERIOD OF OPTION AND VESTING...........................................    8
8.  EXERCISE OF OPTIONS....................................................    9
9.  PAYMENT................................................................    9
10. EXERCISABILITY AFTER TERMINATION OF PARTICIPANT'S EMPLOYMENT...........   10
11. RESTRICTED SHARES AND RESTRICTED SHARE UNITS...........................   11
12. DESIGNATED PARTICIPANTS................................................   12
13. TAX WITHHOLDING........................................................   13
14. EXERCISE BY SUCCESSORS AND PAYMENT IN FULL.............................   13
15. NON-TRANSFERABILITY OF AWARD...........................................   14
16. REGULATION AND APPROVALS...............................................   14
17. INTERPRETATION AND CONSTRUCTION........................................   14
18. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN....................   15
19. CHANGES IN CAPITAL STRUCTURE...........................................   15
20. SPECIAL PROVISIONS RELATING TO CALIFORNIA RESIDENTS....................   16
21. NOTICES................................................................   19
22. RIGHTS AS SHAREHOLDER..................................................   19
23. EXCULPATION AND INDEMNIFICATION........................................   20


                                        i

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
24. CAPTIONS...............................................................   20
25. GOVERNING LAW..........................................................   20
26. SECTION 409A COMPLIANCE................................................   20
27. MISCELLANEOUS..........................................................   20

                              XINHUA FINANCE MEDIA

                        SHARE OPTION AND SHARE GRANT PLAN

     The purpose of the Share Option and Share Grant Plan (the "Plan") is to promote the success and enhance the value of Xinhua Finance Media (the "Company") by linking the personal interests of the members of the Board, Employees and consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to enable the Company to attract key employees to the Company and induce key employees to remain with the Company, and encourage them to increase their efforts to make the Company's business more successful. In furtherance thereof, the Plan is designed to provide equity-based incentives to Employees of the Company and to certain outside consultants and advisors to the Company.

     The Plan provides for the grant of options ("Options") to acquire Class A Common shares in the capital of the Company ("Common Shares"), and awards of Common Shares subject to certain restrictions ("Restricted Shares"). Grants of Options and awards of Restricted Shares and Restricted Share Units are referred to herein as "Awards".

1.   DEFINITIONS

     Whenever used herein, the following terms shall have the meanings set forth below:

     "Affiliate" means any parent or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of the Cayman Islands, the Code, the People's Republic of China tax laws, rules, regulations and government orders, the rules of any applicable share exchange or national market system, and the laws and the rules of any jurisdiction applicable to Awards granted to residents therein.

     "Award" means an Option or a Restricted Share or Restricted Share Unit award granted to a Participant pursuant to the Plan.

     "Award Agreement" means a written agreement in a form approved by the Compensation Committee to be entered into by the Company and the Participant being granted an Award, as provided in Section 4. All Awards shall be evidenced by an Award Agreement.

     "Board" means the Board of Directors of the Company.

     "Cause" means, unless otherwise provided in the Participant's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, insubordination, misappropriation or embezzlement, (v) a breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries or its affiliates, or (vi) any illegal act detrimental to the Company or its Subsidiaries or its affiliates.

     "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group; or (ii) a transaction or series of transactions pursuant to which any person or group (other than the Company or an affiliate thereof) is or becomes the beneficial owner, directly or indirectly, of more than 30% of the voting shares of the Company, including by way of merger, consolidation or otherwise.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" means Xinhua Finance Media, a company incorporated under the laws of the Cayman Islands.

     "Compensation Committee" or "Committee" means the Compensation Committee of the Board as described in Section 3.

     "Disability" means, unless otherwise provided by the Committee in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

     "Effective Date" shall have the meaning set forth in Section 2.

     "Employee" means any person, including an officer or member of the Board of the Company, any Parent or Subsidiary of the Company, who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director's fee by a Service Recipient shall not be sufficient to constitute "employment" by the Service Recipient.

     "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

     "Fair Market Value" per Common Share as of a particular date means (i) if Common Shares are then listed on a share exchange or national market system, including but without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Share Market, the closing sales price (or the closing bid, if no sales were reported) per Common Share on the principal exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, for the last preceding date on which there was a sale of Common Shares (or closing bid) on such exchange or system), as determined by the Committee; (ii) if Common Shares are not then listed on a national share exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the asked prices for the Common Shares in such over-the-counter market for the last preceding date on which there was a sale of such Common Shares in such market, as determined by the Committee; or (iii) if Common Shares are not then listed or traded on an established market described in (i) or (ii) above, such value as the Committee in its discretion may in good faith determine after consulting with legal and accounting advisors.

     "Incentive Share Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     "Independent Director" means a member of the Board who is not an Employee of the Company or Subsidiary.

     "Initial Public Offering" means the initial offering of the Company's Common Shares to the public on a reputable share exchange or national market system as approved by the Board.

     "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

     "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Common Shares determined by the Committee.

     "Option Price" means the exercise price per Common Share.

     "Parent" means a parent corporation under Section 424(e) of the Code.

     "Participant" means (i) in the case of Incentive Share Options, an Employee to whom such Option is granted, or the Successors of a Participant, as the context so requires, and (ii) in the case of all other Awards granted hereunder, means an Employee or a director of the Company (whether or not such director is also an Employee), a consultant or advisor to the Company (excluding a consultant or advisor who directly or indirectly promotes or maintains a market for the securities of the Company or any Subsidiary) who is not an Employee, and such other persons as the Committee shall select from time to time, in each case to whom an Award is granted, or the Successors of a Participant, as the context so requires. Solely for purposes of clause (i) of this definition, "Subsidiary" shall mean a subsidiary corporation whether now or hereafter existing, as defined in
     Section 424(f) of the Code.

     "Plan" means the Company's Share Option and Share Grant Plan, as set forth herein and as the same may from time to time be amended by the Compensation Committee of the Board.

     "Related Entity" means any business, corporation, partnership, limited liability company or other entity which is not a Subsidiary, but is consolidated in the Company's consolidated financial statements prepared under the United States generally accepted accounting principles.

     "Restricted Shares" has the meaning given in the second paragraph of the Preamble.

     "Restricted Share Unit" means the right granted to a Participant pursuant to Article 11 that is subject to certain restrictions and may be subject to risk of forfeiture.

     "Retirement" means, unless otherwise provided by the Committee in the Participant's Award Agreement, the termination (other than for Cause) of employment (or other termination of service, in the case of key consultants or directors) of a Participant on or after the Participant's attainment of age 65 or on or after the Participant's attainment of age 55 with five consecutive years of service with the Company and/or its Subsidiaries.

     "Service Recipient" means the Company, any Parent or Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, consultant or as a director.

     "Share" means a Common Share of the Company, par value $0.001 per share, either currently existing or authorized hereafter.

     "Subsidiary" means any corporation of which more than 50% of the outstanding share capital having voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned by the Company.

     "Successor" of a Participant means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Participant.

     "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares comprising more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

2.   EFFECTIVE DATE AND TERMINATION OF THE PLAN

     The Plan is effective as of the date the Plan is approved by the Company's shareholders (the "Effective Date"). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the share capital of the Company present or represented and entitled to vote either (i) at a meeting duly held in accordance with the applicable provisions of the Company's Memorandum of Association and Articles of Association or (ii) by written consent. Notwithstanding the foregoing, the Effective Date shall not be later than the first anniversary of the date on which the Board adopts the Plan (the "Board Adoption Date"). Between the Board Adoption Date and the Effective Date, the Committee may grant Options to any persons pursuant to the terms of the Plan, provided that none of such persons shall be allowed to exercise the Options prior to the Effective Date.

     The Plan shall terminate, and no Award shall be granted hereunder, on or after the 10-year anniversary of the Effective Date; provided, that the Board may at any time at its sole discretion terminate the Plan prior to that date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and applicable Award Agreement.

3.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee appointed by the Board; provided, however that the Compensation Committee may delegate to a committee the authority to grant or amend Awards to Participants other than Independent Directors and executive officers of the Company (such committee being the "Committee"). The Committee shall consist of at least two individuals who are officers and/or directors of the Company. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office shall conduct the general administration of the Plan if required by Applicable Law, and with respect to Awards granted to Independent Directors and executive officers of the Company and for purposes of such Awards the term "Committee" as used in the Plan shall be deemed to refer to the Board.

     Notwithstanding the foregoing, following the Initial Public Offering, the Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director and an "independent director" under the rules of the principal securities market on which Shares are traded. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board.

     A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member.

     The Company will bear the expenses in relation to the administration and execution of the Plan.

4.   ELIGIBILITY AND GRANT OF AWARDS: COMPENSATION COMMITTEE AUTHORITY

     Subject to the provisions of the Plan, the Compensation Committee may, in its discretion as reflected by the terms of the Award Agreements: (i) authorize the granting of Awards to eligible Participants; (ii) determine and designate from time to time those eligible Participants to whom Awards are to be granted and the number of Common Shares to be optioned or granted, as the case may be, to each Participant; (iii) determine the number of Common Shares subject to each Award; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (v) determine or impose other conditions to the grant or exercise of Awards under the Plan as it may deem appropriate. In determining eligibility to receive an Award, as well as in determining the number of Common Shares to be subject to an Award, the Committee may consider the position and responsibilities of the Participant, the nature and value to the Company of the Participant's services and accomplishments whether directly or through its Subsidiaries, the Participant's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

     Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ or service of any Service Recipient or interfere with or limit in any way the right of the Service Recipient to terminate the individual's employment or services at any time.

     Without limitation to the foregoing, the Award Agreement may contain terms and conditions which limit the Participant's ability to exercise all or any portion of the Options granted thereunder under circumstances in which the Participant's performance of his or her duties falls below specified performance criteria set forth in such Award Agreement.

5.   NUMBER OF COMMON SHARES SUBJECT TO AWARDS

     (a) Subject to adjustments pursuant to Section 19 and this Section 5(a), the maximum aggregate number of Common Shares which may be issued pursuant to all Awards (including Incentive Share Options) is equal to the lesser of (y) 19,530,205 Common Shares, or (z) a lesser number of Common Shares determined by the Committee. To the extent that an Award terminates, expires, or lapses for any reason, any Common Shares subject to the

          Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Common Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares (to the extent permitted by Applicable Law) or shares purchased on the open market. The certificates for Common Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

     (b) Each Option intended to be an Incentive Share Option shall be designated as such in the Award Agreement. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Common Shares with respect to which Options designated as Incentive Share Options are exercisable for the first time by any Participant during any calendar year (under all equity incentive plans of the Company) exceeds $100,000, such excess Options shall be treated as an Option not intended to qualify as an Incentive Share Option. Options shall be taken into account in the order in which they were granted.

     (c) In the discretion of the Committee, American Depository Shares in an amount equal to the number of Common Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Common Shares in settlement of any Award. If the number of Common Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of this Section 5 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares. All allotments and issues of Shares will be subject to any necessary consents under Applicable Law and it shall be the responsibility of the Participant to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

     (d) In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

6.   OPTION PRICE

     The Compensation Committee shall determine the Option Price on the date the Option is granted and reflected in the Award Agreement; provided, however, that the Option Price may not be below the par value of the Common Shares. Any particular Award Agreement may provide for different exercise prices for specified amounts of Common Shares subject to the Option. The Option Price may be denominated in U.S. Dollars, Chinese Renminbi or other local currency, as determined by the Committee.

     The Option Price with respect to each Incentive Share Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of an Common Share on the date the Option is granted, and the Option Price with respect to each Incentive Share Option granted to all other Participants shall be not less than 100% of the Fair Market Value of an Common Share on the date the Option is granted. Notwithstanding the foregoing, an Incentive Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

7.   PERIOD OF OPTION AND VESTING

     (a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the tenth anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminated at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

     (b) Each Option, to the extent that there has been no termination of the Participant's employment and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Participant's employment with the Company and its Subsidiaries has terminated before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 7(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of a Participant, such Participant's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Participant's death, may be exercised by the Successors of the Participant.

     (c) The exercise period of Incentive Share Options issued to Ten Percent Shareholders Options shall not be greater than five years from the date of grant. The exercise period of Incentive Share Options issued to all other Participants shall not be greater than 10 years from the date of grant. The Committee shall determine the exercise period of all other Options.

8.   EXERCISE OF OPTIONS

     Any Option granted shall be exercisable at such times and under such conditions as determined by the Board and as permissible under the terms of the Plan. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company and the Company has received full payment for the Option Shares with respect to which the Option is exercised. The notice of exercise, once delivered, shall be irrevocable.

9.   PAYMENT

     (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

          (i) a certified or bank cashier's check denominated in U.S. Dollars, Chinese Renminbi or other local currency;

          (ii) to the extent permitted by Applicable Law, the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Participant is eligible to participate therein;

          (iii) if permitted by the Committee in its discretion, previously owned Common Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

          (iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

     (b) The Committee, in its discretion, may also permit the Participant to elect to exercise an Option by receiving a combination of Common Shares and cash (denominated in U.S. Dollars, Chinese Renminbi or other local currency), or, in the discretion of the Committee, solely cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Common Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day of the Option is exercised.

     (c) Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of

          Common Shares as payment upon exercise of an Option. Any fractional Common Shares resulting from a Participant's election that are accepted by the Company shall in the discretion of the Committee be either paid in cash or eliminated by rounding up or down as appropriate.

     (d) Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

     (e) A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

10.  EXERCISABILITY AFTER TERMINATION OF PARTICIPANT'S EMPLOYMENT

     Unless otherwise provided in the Award Agreement:

     (a) If the Participant's employment is terminated by the Company and its Subsidiaries for Cause, the Participant's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

     (b) If the Participant's employment with the Company and its Subsidiaries terminates due to the death, Retirement or Disability of the Participant, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Participant at the time of death, Retirement or Disability) may be exercised until the expiration of the one-year period following such termination or, if earlier, the expiration of the term of the Option in accordance with
          Section 7.

     (c) If the Participant's employment with the Company and its Subsidiaries is terminated by reason of voluntary termination, for reasons other than for Cause, death, Retirement or Disability, the Option (if and to the extent otherwise exercisable by the Participant at the time of termination) may be exercised until the expiration of the twelve-month period following the termination, or if earlier, the expiration of the term of the Option as provided under Section 7. If the Participant should die after termination of employment, such termination being for a reason other than voluntary termination, Cause, Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Participant at the time of death) may be exercised until the expiration of the one-year period following such termination or, if earlier, the expiration of the term of the Option in accordance with Section 7.

     (d) Except as may otherwise be expressly set forth in this Section 10, and except as may otherwise be expressly provided under the Award Agreement, no provision of this

          Section 10 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon termination of employment.

11.  RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     (a) The Committee is authorized to make Awards of Restricted Shares to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Shares shall be evidenced by an Award Agreement.

     (b) Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     (c) Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

     (d) Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

     (e) At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Sections 16 and 22 transfer to the Participant one unrestricted, fully transferable Common Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

12.  DESIGNATED PARTICIPANTS

     (a) If the Committee determines in its sole discretion that an appointment is necessary or desirable to comply with the regulatory requirements in the People's Republic of China ("PRC"), it may appoint the Company, a Subsidiary or any other institution or organization registered outside of the PRC ("Trustee") to hold the interest and exercise the rights granted under the Plan of any Participant ("Designated Participant") who either is a national of and ordinarily resident in the PRC or is otherwise designated by the Committee as a Designated Participant. In relation to any such appointment, the Trustee will undertake to do the following for and on behalf of the Designated Participant, subject at all times to the Committee's supervision:

          (i)  execute the relevant Award Agreement with the Company;

          (ii) hold the Award ("Designated Award") for the benefit of the Designated Participant;

          (iii) take such actions as the Designated Participant may instruct from time to time in connection with the Designated Award or otherwise in relation to the Designated Participant's beneficial interest under the Plan or under the Award Agreement, including taking such actions as may be necessary to exercise the Designated Award under the terms of Section 8 of the Plan and making payment under the terms of Section 9 of the Plan; and

          (iv) after deducting its costs, fees and expenses as contemplated under subsection (d), hold or at the Designated Participant's direction remit to the Designated Participant the net proceeds of sales or other transactions involving the Designated Award or, as applicable, Common Shares underlying such Award.

     (b) Without limiting the scope of its authorities under Section 4 or any other provision of the Plan, the Committee may at any time impose restrictions on the method of exercise of a Designated Award, such that upon exercise the Designated Participant (or the Trustee acting on the Designated Participant's behalf) does not receive Common Shares and receives solely cash, in the amount and denomination determined under Section 9(b).

     (c) An appointment of a Trustee pursuant to the terms of this Section 11 to hold the interest and exercise the rights for the benefit of the Designated Participant shall terminate at such time as the Committee determines in its sole discretion that such appointment is no longer necessary or desirable in order to comply with regulatory requirements in the PRC.

     (d) The Trustee may deduct from the proceeds of sales or other transactions involving the Designated Award or, as applicable, Common Shares underlying such Award any costs, fees and expenses of the Trustee in relation to its appointment under this

          Section 11. The Trustee will, under no circumstances, otherwise require the Designated Participant to compensate it for any of its costs, fees, expenses or losses.

13.  TAX WITHHOLDING

     No Common Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws, including without limitation the PRC tax laws, rules, regulations and government orders or the U.S. Federal, state or local tax laws, as applicable. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's payroll, social security, national insurance or other tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Common Shares otherwise issuable under an Award (or allow the return of Common Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Common Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Common Shares were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income, payroll, social security, national insurance or other tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Common Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income, payroll, social security, national insurance or other tax purposes that are applicable to such supplemental taxable income.

     Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Common Shares to the Participant, and the failure of the Participant to satisfy such requirements with respect to the exercise of an Award shall cause such Award to be forfeited.

14.  EXERCISE BY SUCCESSORS AND PAYMENT IN FULL

     An Option may be exercised, and payments in full of the aggregate Option Price made, by the Successors of a Participant only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Common Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, as applicable.

15.  NON-TRANSFERABILITY OF AWARD

     Each Award granted under the Plan shall by its terms be non-transferrable by the Participant except by will or the laws of descent and distribution of the jurisdiction wherein the Participant is domiciled at the time of his or her death; provided, however, that the Committee may permit other transfers, where the Committee concludes that such transferability is appropriate and desirable.

16.  REGULATION AND APPROVALS

     (a) The grant of any Award pursuant to the Plan and the obligation of the Company to sell Common Shares with respect to Awards granted under the Plan shall be subject to all Applicable Laws, rules and regulations, and the rules and regulations of any securities exchange on which the Common Shares may be listed and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or securities exchange or to obtain tax benefits applicable to the Awards.

     (c) Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any Applicable Law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no Awards shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee. Notwithstanding the foregoing, the Company shall be under no obligation to register any of the Common Shares paid pursuant to the Plan under any Applicable Law in any applicable jurisdiction. If the Common Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to Applicable Laws, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.  INTERPRETATION AND CONSTRUCTION

     The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine in its sole discretion (A) the conditions under which a Participant will be considered to have Retired or become Disabled and (B) whether any Participant has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a non-discriminatory or uniform manner) under which the

     Company or a third party may make bona-fide loans on arm's-length terms to any or all Participants to assist such Participants with the satisfaction of any or all of the obligations that such Participants may have hereunder or under which third-party sales may be made for such purpose (including, without limitation, a loan program under which the Company or a third party would advance the aggregate Option Price to the Participant and be repaid with Common Shares or the proceeds thereof and a sale program under which funds to pay for Common Shares are delivered by a third party upon the third party's receipt from the Company of share certificates); (iii) determine the extent, if any, to which Options or Common Shares shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any Award, may exercise its discretion hereunder at the time of the Award grant or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decisions and determinations of the Committee shall be final, binding and conclusive upon all persons.

18.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

     The Compensation Committee of the Board may amend, modify or terminate the Plan as it shall deem advisable; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or share exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Common Shares available under the Plan (other than any adjustment as provided by Section 19), (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iii) results in a material increase in benefits or a change in eligibility requirements.

     The Compensation Committee may not make any amendment or modification that would cause the Plan to fail to comply with any requirement of Applicable Law or regulation. Except in connection with compliance with Applicable Laws or exchange listing requirements, no amendment, modification or termination may adversely affect a Participant in a material way with respect to an Award previously granted, without the prior written consent of the Participant.

19.  CHANGES IN CAPITAL STRUCTURE

     (a) If (i) the Company or its Subsidiaries shall at any time be involved in an amalgamation, arrangement or consolidation, spin-off, merger, dissolution, liquidation, reorganization, a combination or exchange of shares, sale of all or substantially all of the assets or shares of the Company or its Subsidiaries or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participants' rights substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in (w) the number and kind of shares subject to Awards,
          (x) the terms and conditions of any outstanding Awards, (y) the grant price or Option Price of any outstanding Awards, and (z) the number and kind of shares available under Section 5 hereof. To the extent that such action shall include an increase or decrease in the number of shares subject to outstanding Options, the number of shares available under Section 5 above shall be increased or decreased, as the case may be, proportionately.

     (b) If a Change in Control shall occur, then the Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of shares other than Common Shares of the Company as the Common Shares optioned hereunder, and the acceleration of the exercisability of the Options), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participant as determined at the time of the adjustments. The Committee may specify at the time of grant that an Option may be accelerated fully upon the occurrence of certain events, including, without limitation, any Change of Control.

     (c) Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into or exchangeable for shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Common Shares subject to any Award.

     (d) The judgment of the Committee with respect to any matter referred to in this Section 19 shall be final, conclusive and binding upon each Participant without the need for any amendment to the Plan.

20.  SPECIAL PROVISIONS RELATING TO CALIFORNIA RESIDENTS

     Notwithstanding anything to the contrary herein, the following provisions shall govern all Options (referred to herein as "California Options") granted under the Plan and shares sold (referred to herein as "California Share Awards") to residents of the State of California. The grant of California Options and California Share Awards are intended to be exempt from the securities qualifications requirements of the California law by satisfying the exemption under Section 25102(o) of the California Corporate Securities law of 1968 ("Section 25102(o)"). Section 25102(o) provides an exemption under the U.S. Securities

     Act of 1933 (the "Act") for the offer or sale of any security issued by a corporation or limited liability company pursuant to a purchase plan, option plan or agreement pursuant to Rule 701 promulgated under the Act, provided that (1) the terms of such purchase plan or agreement comply with Sections 260.140.42, 260.140.45 and 260.140.46 of Title 10 of the
     California Code of Regulations ("California Regulations"), (2) the terms of any option plan or agreement comply with Sections 260.140.41, 260.140.45 and 260.140.46 of the California Regulations, and (3) the issuer files a notice of transaction no later than 30 days after the initial issuance of any security under that plan, accompanied by a filing fee. When issuing California Options and California Share Awards, the Company shall indicate on the securities that they are issued subject to these special provisions. However, California Options and California Share Award may be awarded in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with Section 25102(o) shall be disregarded to the extent provided in the Award Agreement.

     (a) The total number of shares granted pursuant to the Plan is as set forth in Section 5 of the Plan.

     (b) To the extent required by Section 260.140.45 of the California Regulations, the total number of shares of Common Shares issuable upon exercise of all outstanding Options and the total number of shares of Common Shares provided for under any share bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Regulations, based on the shares of Common Shares of the Company that are outstanding at the time the calculation is made.

     (c) The option price of each Common Share issuable under a California Option shall be determined by the Board at the time of the action for the granting of the California Option but shall not, in any event, be less than eighty-five percent (85%) of the Fair Market Value of the Common Shares on the date of grant. With respect to any California Option granted to any Ten Percent Shareholder, the option price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares on the date of grant. The purchase price of each Common Share sold under a California Share Award shall be determined by the Board at the time of the action for the granting of the California Share Award but shall not, in any event, be less than eighty-five percent (85%) of the Fair Market Value of the Common Shares on the date the right to purchase the Common Shares is granted or the date the purchase is consummated. With respect to any California Share Award granted to any Ten Percent Shareholder of the Company, the purchase price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares on the date the right to purchase the Common Shares is granted or the date the purchase is consummated.

     (d) The exercise period with respect to California Options shall not exceed one hundred twenty (120) months from the date of grant.

     (e) California Options and unvested California Share Awards shall not be transferable other than by will, the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act of 1933, as amended.

     (f) In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Company's share, the number of shares subject to a California Option or California Share Award shall be adjusted in accordance with the provision of Section 19 of the Plan.

     (g) California Options shall, at a minimum, be exercisable at a rate of twenty percent (20%) per year from the date of grant; provided that in the case of a California Option granted to an officer, director or consultant of the Company or any of its Subsidiaries, the California Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

     (h) Unless a Participant's employment is terminated for cause as defined by Applicable Law, the terms of the Plan or Award Agreement or a contract of employment, the right to exercise a California Option in the event of termination of employment, to the extent that the California Option is exercisable on the date of such termination of employment, is as follows: at least six (6) months from the date of termination if termination was caused by death or disability and at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

     (i) The Plan shall terminate no later than ten (10) years from the date the Plan was adopted or the date the Plan is approved by the shareholders, whichever is earlier.

     (j) The Plan shall be approved by the shareholders within twelve (12) months before or after the date of adoption of the Plan by the Board. No California Option may be exercised or Common Shares purchased pursuant to the Plan if shareholder approval is obtained within twelve
          (12) months before of after the date of adoption of the Plan by the Board.

     (k) The Company will comply with Section 260.140.46 of the California Code of Regulations regarding information required to be received by employees of the Company residing in the State of California.

     (l) If the Company has the right to repurchase its Common Shares acquired pursuant to the Plan upon termination of a Participant's employment, the repurchase price will be presumptively reasonable if: (i) it is not less than the Fair Market Value of the Common Shares to be repurchased on the date of termination of employment, and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 60 days of termination of employment (or in the case of Common Shares issued upon exercise of California Options after the date of termination, within 60 days after the date of the exercise), and the right terminates when the Company's Common Shares become publicly traded; or (ii) it is at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over 5 years from the date the California Option or California Share Award is granted (without respect to the date the California Option was exercised or became exercisable) and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 60 days of termination of employment (or in the case of Common Shares issued upon exercise of California Options after the date of termination, within 60 days after the date of the exercise). In addition to the restrictions set forth in clauses (i) and (ii), the Common Shares held by an officer, director or consultant of the Company or an Affiliate may be subject to additional or greater restrictions.

     (m) The Company will comply with Section 260.140.1 of the California Code of Regulations regarding the voting rights of the Common Shares.

21.  NOTICES

     All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this
     Section 21.

22.  RIGHTS AS SHAREHOLDER

     Neither the Participant nor any person entitled to exercise the Participant's rights in the event of death shall have any rights of a shareholder with respect to the Common Shares subject to any Award, except to the extent that a certificate for such Common Shares shall have been issued upon the exercise of the Option as provided for herein. Until the issuance of the share certificate evidencing such Option Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option, and no adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 19 of this Plan.

     Notwithstanding anything herein to the contrary, the Company shall not be obliged to cause to be issued or delivered any certificates evidencing Common Shares to be delivered under the Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Laws and regulations of any governmental authority.

23.  EXCULPATION AND INDEMNIFICATION

     To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, wilful misconduct or criminal acts of such persons.

24.  CAPTIONS

     The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

25.  GOVERNING LAW

     The plan shall be governed by the laws of Hong Kong without reference to principles of conflict of laws.

26.  SECTION 409A COMPLIANCE

     To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines is necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

27.  MISCELLANEOUS

     (a) No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

     (b) The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     (c) No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.